Amendment No. 4 to
Administrative Services Agreement
Franklin Templeton Services, LLC
Principal Life Insurance Company
Principal National Life Insurance Company

TillS AMENDMENT is made by and between Franklin Templeton Services, LLC (the "Fund Administrator"), Principal Life Insurance Company and Principal National Life Insurance Company (collectively, the "Company").

WHEREAS, the Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of December 14, 2007, as amended from time to time (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administration wish to amend the Agreement for the purpose of adding certain new variable annuity contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund
Administrator and the Company hereby amend the Agreement as follows:

1.     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.    All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Agreement is executed as of May 24, 2013.

Fund Administrator:	FRANKLIN TEMPLETON SERVICES, LLC

By: /s/ Dennis R. Rothe
Name: Dennis R. Rothe
Title: Vice President

The Company:	PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Product Management

The Company:	PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Product Management

Schedule B Administrative Expense Payment

With respect to each Contract listed below underneath the column titled "Product Name/Registration No.", the Fund Administrator agrees to pay the corresponding Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company	Product Name/Registration No.	Funds of the Trust (All Class 2 Shares unless otherwise Noted)	Fee Rate	Date of Beginning of Period for Computation of Fee
1.	Principal Life Insurance Company	Benefit Variable Universal Life (BVUL) 333-89446	Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Small Cap Value Securities Fund Franklin Strategic Income Securities Fund Mutual Global Discovery Securities Fund Mutual Shares Securities Fund Templeton Developing Markets Securities Fund Templeton Foreign Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/07
			Franklin U.S. Government Fund	0.10%	11/01/09
2.	Principal Life Insurance Company	Benefit Variable Universal Life II (BVUL II) 333-49363	Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Small Cap Value Securities Fund Franklin Strategic Income Securities Fund Mutual Global Discovery Securities Fund Mutual Shares Securities Fund Templeton Developing Markets Securities Fund Templeton Foreign Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/07
			Franklin U.S. Government Fund	0.10%	11/01/09
3.	Principal Life Insurance Company	Executive Variable Universal Life (EVUL) 333-81714	Mutual Global Discovery Securities Fund Mutual Shares Securities Fund Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Strategic Income Securities Fund Franklin Small Cap Value Securities Fund Templeton Developing Markets Securities Fund Templeton Foreign Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/07
			Franklin U.S. Government Fund	0.10%	11/01/09

#	Company	Product Name/Registration No.	Funds of the Trust (All Class 2 Shares unless otherwise Noted)	Fee Rate	Date of Beginning of Period for Computation of Fee
4.	Principal Life Insurance Company	Executive Variable Universal Life II (EVUL) 333-81714	Franklin Income Securities Fund Franklin Rising Dividends Securities Fund Franklin Small Cap Value Securities Fund Franklin Strategic Income Securities Fund Mutual Global Discovery Securities Fund Mutual Shares Securities Fund Templeton Developing Markets Securities Fund Templeton Foreign Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/07
			Franklin U.S. Government Fund	0.10%	11/01/09
5.	Principal Life Insurance Company	Principal Freedom Variable Annuity 333-128079	Templeton Growth Securities Fund	0.10%	11/01/07
6.	Principal Life Insurance Company	Principal Variable Universal Life Income II 333-146896	Franklin Rising Dividends Securities Fund Mutual Shares Securities Fund	0.10%	11/01/07
			Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
7.	Principal Life Insurance Company	Investment Plus Variable Annuity 333-116220 & New Registration Statement to be filed in 2013	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
8.	Principal Life Insurance Company	Principal Flexible Variable Life 33-13481	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
9.	Principal Life Insurance Company	PrinFlex Life 333-00101	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
10.	Principal Life Insurance Company	Principal Survivorship Flexible Premium Variable Universal Life 333-71521	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
11.	Principal Life Insurance Company	Principal Variable Universal Life Accumulator 333-65690	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
12.	Principal Life Insurance Company	Principal Variable Universal Life Accumulator II 333-100838	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11

#	Company	Product Name/Registration No.	Funds of the Trust (All Class 2 Shares unless otherwise Noted)	Fee Rate	Date of Beginning of Period for Computation of Fee
13.	Principal Life Insurance Company	Principal Variable Universal Life Income 333-115269	Franklin Small Cap Value Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/11
14.	Principal National Life Insurance Company	Principal Variable Universal Life Income III 333-175768	Franklin Rising Dividends Securities Fund Franklin Small Cap Value Securities Fund Mutual Shares Securities Fund Templeton Global Bond Securities Fund	0.10%	11/01/11
15.	Principal Life Insurance Company	Principal Variable Annuity 33-74232 333-40254 (with PPC)	Franklin Small Cap Value Securities Fund	0.10%	05/01/13